UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024 (February 16, 2024)

Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2024, Gray Television, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to its Fifth Amended and Restated Credit Agreement (as amended, including by the Second Amendment, the “Credit Agreement”), dated as of December 1, 2020, by and among Gray Television, Inc., the guarantors party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other agents and lenders party thereto.

The Second Amendment, among other things, (i) increases the aggregate commitments under the Company’s existing $500,000,000 revolving credit facility (the “Revolving Credit Facility”) by $125,000,000, resulting in aggregate commitments under the Revolving Credit Facility of $625,000,000 and (ii) extends the maturity date of a $552,500,000 tranche of the Revolving Credit Facility to December 31, 2027 (subject to a springing maturity in certain circumstances set forth in the Second Amendment), with a remaining non-extending tranche of the Revolving Credit Facility of $72,500,000 maturing on December 1, 2026 (subject to a springing maturity in certain circumstances set forth in the Second Amendment). Except as modified by the Amendment, the existing terms of the Credit Agreement remain in effect.

The foregoing descriptions of the Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Company has various relationships with Wells Fargo and certain of the lenders and their respective affiliates, including as agents and lenders under the Company’s prior credit facility. In addition, some of the other agents and the lenders under the Credit Agreement, or their respective affiliates, have had in the past, and may have in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These agents and lenders under the Credit Agreement, or their respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

Item 2.03.  Creation of Direct Financial Obligations.

The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On February 16, 2024, the Company issued a Press Release announcing (i) an update on the refinancing of the Credit Agreement, including the closing of the Revolving Credit Facilities, and (ii) that the Company had received its anticipated proceeds from the sale of Broadcast Music, Inc.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Second Amendment to Credit Agreement, dated as of February 16, 2024, among Gray Television, Inc., the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release issued by Gray Television, Inc. – on February 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

February 16, 2024	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Executive Vice President and Chief Financial Officer